Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fiscal Third Quarter & Nine Month Results;
Results Impacted by Retailer Inventory Reductions, Return of Competing Products & Soft Cough/Cold Season

Tarrytown, NY-(Business Wire)-February 6, 2014-Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the third quarter and nine month periods of fiscal year 2014, which ended on December 31, 2013.

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. This includes free cash flow, a non-GAAP financial measure indicative of cash available for debt repayment and acquisitions. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

The results include reported third fiscal quarter revenues of $146.2 million, a decrease of 8.7% over the prior year comparable period’s revenues of $160.2 million. Reported revenues for the nine month period totaled $457.6 million, a decrease of 2.5% over the prior year nine month period’s revenues of $469.1 million. The Company previously indicated that fiscal 2014 would be a transitional year; however, results for the third quarter were impacted by a combination of three factors: retailer inventory reductions as a result of soft foot traffic, the return of several competing brands to the marketplace, and a weak cough/cold season.

Reported net income for the third fiscal quarter was $3.1 million, or $0.06 per diluted share, 74.5% lower than the prior year comparable quarter’s net income of $12.3 million, or $0.24 per diluted share. Adjusted earnings per share for the quarter were $0.30 compared to the prior year’s adjusted earnings per share of $0.37, a decrease of 18.9%. The current quarter’s adjusted earnings per share excludes items related to the Company’s recent bond offering. The prior year quarter’s adjusted earnings per share excludes items related to the integration of the GSK brands and accelerated amortization of finance costs.

Reported net income for the first nine months of fiscal 2014 was $56.6 million, or $1.08 per diluted share, 22.7% higher than the prior year’s comparable period net income of $46.2 million, or $0.90 per diluted share. Adjusted earnings per share for the nine month period of fiscal 2014 were $1.17, compared to adjusted earnings per share of $1.14 in the prior year’s comparable period, excluding items detailed in the schedules attached.

Reported revenues for the Over-The-Counter Healthcare segment (OTC) were $125.6 million for the third fiscal quarter, 9.6% lower than the prior year comparable period’s revenues of $139.0 million. For the nine month period of the current fiscal year, reported revenues for the OTC segment were $391.1 million, a decrease of 3.0% over the prior year comparable period’s revenues of $403.2 million. Reported revenues for the Household Cleaning segment were $20.6 million in the third fiscal quarter, a decrease of 2.8% over the prior year's third quarter results of $21.2 million. For the nine month period, reported revenues for this segment were slightly higher at $66.5 million compared to $65.9 million in the prior year’s comparable period.

Free Cash Flow and Debt
The Company's free cash flow (“FCF”) for the third fiscal quarter was $41.2 million, an increase of 11.8% over the prior year comparable period’s FCF of $36.8 million. For the nine month period, FCF was $94.5 million, an increase of approximately 2.8% over the prior year comparable period's FCF of $92.0 million. The increase in FCF for both the three month and nine month periods is a result of a reduction in fixed asset additions. On a per share basis, FCF for the three months ended December 31, 2013 translates to $0.78, compared to $0.72 in the prior year. For the nine month period, FCF per share translates to $1.81, compared to $1.79 for the nine month period ended December 31, 2012. This non-GAAP financial measure excludes items related to the December 2013 debt refinancing of approximately $16.3 million, as detailed in the schedules attached.

At December 31, 2013, the Company’s net debt was approximately $938.9 million and its covenant-defined leverage ratio was approximately 4.30.

Commentary & Outlook
According to Matthew M. Mannelly, President and CEO, “Recognizing the current environment, we continue to be focused on our long-term, three-prong value creation strategy which has been key to our success over the last five years. We are committed to innovating and driving growth in our core OTC brands, delivering strong and consistent free cash flow and aggressively pursuing M&A in the OTC space in a disciplined way. Our strong free cash flow of $41.2 million in the third quarter continues to provide flexibility for investing in brands for the long term,” he said.

Mr. Mannelly continued, “Moving forward, we will leverage the strength of our business model which revolves around strong and consistent free cash flow. We continue to expect free cash flow of approximately $125 million for the fiscal year ending March 31, 2014. Regarding earnings per share, given the three factors that impacted this quarter and their potential impact on full year results, the Company now expects earnings per share for fiscal 2014 to be in the range of $1.48 to $1.52,” he said.

Q3 Conference Call & Accompanying Slide Presentation
The Company will host a conference call to review its third quarter results on February 6, 2014 at 8:30 am EDT. The toll-free dial-in numbers are 877-546-5021 within North America and 857-244-7553 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 14345309.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, and in certain international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "will," "expect," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding our expected future operating results including earnings per share and free cash flow, our strategy and focus, our intention to invest in our core brands, development of innovative products, and aggressive and disciplined M&A. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, competition in our industry, the strength of the cough/cold season, and the success of our new product introductions and integration of newly acquired products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2013, Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, and other periodic reports filed with the Securities and Exchange Commission.
Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2013	2012	2013	2012
Revenues
Net sales	$145,054	$159,492	$454,159	$466,735
Other revenues	1,158	740	3,466	2,349
Total revenues	146,212	160,232	457,625	469,084

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	64,403	75,235	197,614	209,938
Gross profit	81,809	84,997	260,011	259,146

Operating Expenses
Advertising and promotion	25,570	23,538	70,754	67,371
General and administrative	12,137	11,378	35,390	40,114
Depreciation and amortization	3,644	3,359	10,206	9,950
Total operating expenses	41,351	38,275	116,350	117,435
Operating income	40,458	46,722	143,661	141,711

Other (income) expense
Interest income	(16)	(4)	(44)	(9)
Interest expense	21,276	26,665	53,648	66,178
Loss on extinguishment of debt	15,012	—	15,012	—
Total other expense	36,272	26,661	68,616	66,169

Income before income taxes	4,186	20,061	75,045	75,542
Provision for income taxes	1,056	7,804	18,431	29,386
Net income	$3,130	$12,257	$56,614	$46,156

Earnings per share:
Basic	$0.06	$0.24	$1.10	$0.91
Diluted	$0.06	$0.24	$1.08	$0.90

Weighted average shares outstanding:
Basic	51,806	50,686	51,498	50,465
Diluted	52,445	51,523	52,236	51,285

Comprehensive (loss) income, net of tax:
Currency translation adjustments	(2,694)	(1)	(1,571)	23
Total other comprehensive (loss) income	(2,694)	(1)	(1,571)	23
Comprehensive income	$436	$12,256	$55,043	$46,179

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	December 31, 2013	March 31, 2013
Current assets
Cash and cash equivalents	$94,353	$15,670
Accounts receivable, net	66,188	73,053
Inventories	64,798	60,201
Deferred income tax assets	6,836	6,349
Prepaid expenses and other current assets	12,326	8,900
Total current assets	244,501	164,173

Property and equipment, net	10,528	9,896
Goodwill	189,955	167,546
Intangible assets, net	1,395,755	1,373,240
Other long-term assets	24,107	24,944
Total Assets	$1,864,846	$1,739,799

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$48,290	$—
Accounts payable	51,547	51,376
Accrued interest payable	10,781	13,894
Other accrued liabilities	23,445	31,398
Total current liabilities	134,063	96,668

Long-term debt
Principal amount	985,000	978,000
Less unamortized discount	(3,489)	(7,100)
Long-term debt, net of unamortized discount	981,511	970,900

Deferred income tax liabilities	205,036	194,288
Other long-term liabilities	302	—
Total Liabilities	1,320,912	1,261,856

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Preferred share rights	283	283
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 51,961 shares at December 31, 2013 and 51,311 shares at March 31, 2013	520	513
Additional paid-in capital	412,910	401,691
Treasury stock, at cost - 194 shares at December 31, 2013 and 181 shares March 31, 2013	(965)	(687)
Accumulated other comprehensive loss, net of tax	(1,675)	(104)
Retained earnings	132,861	76,247
Total Stockholders' Equity	543,934	477,943
Total Liabilities and Stockholders' Equity	$1,864,846	$1,739,799

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended December 31,
(In thousands)	2013	2012
Operating Activities
Net income	$56,614	$46,156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,209	9,950
Deferred income taxes	10,261	15,979
Amortization of deferred financing costs	6,023	8,220
Stock-based compensation costs	3,763	2,965
Loss on extinguishment of debt	15,012	—
Premium payment on 2010 Senior Notes	(12,768)	—
Amortization of debt discount	3,115	3,892
Lease termination costs	—	975
(Gain) loss on sale or disposal of equipment	(3)	51
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	8,495	(13,518)
Inventories	(2,262)	(3,351)
Prepaid expenses and other current assets	(2,783)	5,801
Accounts payable	(1,285)	14,125
Accrued liabilities	(13,531)	9,631
Net cash provided by operating activities	80,860	100,876

Investing Activities
Purchases of property and equipment	(2,658)	(8,922)
Proceeds from sale of property and equipment	3	15
Proceeds from the sale of the Phazyme brand	—	21,700
Acquisition of brands from GSK purchase price adjustments	—	(226)
Acquisition of Care Pharmaceuticals, less cash acquired	(55,215)	—
Net cash (used in) provided by investing activities	(57,870)	12,567

Financing Activities
Proceeds from issuance of 2013 Senior Notes	400,000	—
Repayment of 2010 Senior Notes	(201,710)	—
Repayments of long-term debt	(147,500)	(167,500)
Repayments under revolving credit agreement	(45,500)	(8,000)
Borrowings under revolving credit agreement	50,000	48,000
Payment of deferred financing costs	(6,933)	—
Proceeds from exercise of stock options	5,738	5,460
Excess tax benefits from share-based awards	1,725	—
Fair value of shares surrendered as payment of tax withholding	(278)	—
Net cash provided by (used in) financing activities	55,542	(122,040)

Effects of exchange rate changes on cash and cash equivalents	151	13
Increase (decrease) in cash and cash equivalents	78,683	(8,584)
Cash and cash equivalents - beginning of year	15,670	19,015
Cash and cash equivalents - end of year	$94,353	$10,431

Interest paid	$47,586	$54,149
Income taxes paid	$9,761	$7,183

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended December 31, 2013			Nine Months Ended December 31, 2013
(In thousands)	OTC Healthcare	Household Cleaning	Consolidated	OTC Healthcare	Household Cleaning	Consolidated
Net sales	$125,448	$19,606	$145,054	$390,670	$63,489	$454,159
Other revenues	150	1,008	1,158	462	3,004	3,466
Total revenues	125,598	20,614	146,212	391,132	66,493	457,625
Cost of sales	49,042	15,361	64,403	149,378	48,236	197,614
Gross profit	76,556	5,253	81,809	241,754	18,257	260,011
Advertising and promotion	24,830	740	25,570	68,375	2,379	70,754
Contribution margin	$51,726	$4,513	56,239	$173,379	$15,878	189,257
Other operating expenses			15,781			45,596
Operating income			40,458			143,661
Other expense			36,272			68,616
Income before income taxes			4,186			75,045
Provision for income taxes			1,056			18,431
Net income			$3,130			$56,614

	Three Months Ended December 31, 2012			Nine Months Ended December 31, 2012
(In thousands)	OTC Healthcare	Household Cleaning	Consolidated	OTC Healthcare	Household Cleaning	Consolidated
Net sales	$138,858	$20,634	$159,492	$402,633	$64,102	$466,735
Other revenues	175	565	740	520	1,829	2,349
Total revenues	139,033	21,199	160,232	403,153	65,931	469,084
Cost of sales	59,381	15,854	75,235	160,249	49,689	209,938
Gross profit	79,652	5,345	84,997	242,904	16,242	259,146
Advertising and promotion	22,410	1,128	23,538	62,309	5,062	67,371
Contribution margin	$57,242	$4,217	61,459	$180,595	$11,180	191,775
Other operating expenses			14,737			50,064
Operating income			46,722			141,711
Other expense			26,661			66,169
Income before income taxes			20,061			75,542
Provision for income taxes			7,804			29,386
Net income			$12,257			$46,156

About Non-GAAP Financial Measures
We define Non-GAAP Adjusted Total Revenues excluding additional transition sales costs associated with acquisitions. We define Non-GAAP Total Revenues excluding acquisitions and divestitures as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP Total Revenues excluding sales to mass channel customers Total Revenues excluding revenues for products sold to our mass channel customers. We define Non-GAAP EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, income or loss from discontinued operations or the sale thereof and Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, income or loss from discontinued operations and the sale thereof, gain on settlement, loss on extinguishment of debt, certain other legal and professional fees, and acquisition-related costs. . We define Non-GAAP Adjusted Gross Margin as Gross Profit before certain acquisition and integration-related costs.We define Non-GAAP Adjusted Operating Income as Operating Income minus certain other legal and professional fees, acquisition and other integration costs. We define Non-GAAP Adjusted Net Income as Net Income before gain on settlement, loss on extinguishment of debt, accelerated amortization of debt discount and debt issue costs, certain other legal and professional fees, acquisition and integration-related costs, income or loss from discontinued operations and sale thereof, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Operating Cash Flow as net cash provided by operating activities less premium payments to extinguish debt and accelerated interest payments due to debt refinancing. We define Non-GAAP Free Cash Flow as Net Cash provided by operating activities less premium payments to extinguish debt, accelerated interest payments due to debt refinancing and cash paid for capital expenditures. Non-GAAP Free Cash Flow per Share is calculated based on Non-GAAP Free Cash Flow, divided by the weighted average number of common and potential common shares outstanding during the period. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Adjusted Total Revenues, Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Total Revenues excluding sales to mass channel customers, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share because they provide additional ways to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Adjusted Total Revenues, Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Total Revenues excluding sales to mass channel customers, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Adjusted Total Revenues, Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Total Revenues excluding sales to mass channel customers, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income and

Non-GAAP Adjusted EPS internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted Total Revenues, Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Total Revenues excluding sales to mass channel customers, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share has limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The following tables set forth the reconciliation of Non-GAAP Adjusted Total Revenues, Non-GAAP Total Revenues excluding acquisitions and divestitures, Non-GAAP Total Revenues excluding sales to mass channel customers, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Operating Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP Operating Income, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding acquisitions and divestitures:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
(In thousands)
GAAP Total Revenues	$146,212	$160,232	$457,625	$469,084
Adjustments: (1)
Care revenues	(5,069)	—	(10,498)	—
Phazyme revenues	—	(524)	—	(3,568)
Total adjustments	(5,069)	(524)	(10,498)	(3,568)
Non-GAAP Total Revenues excluding acquisitions and divestitures	$141,143	$159,708	$447,127	$465,516
(1) Revenue adjustments relate to our OTC Healthcare segment

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding sales to mass channel customers:

	Three Months Ended June 30,		% Change	Three Months Ended September 30,		% Change
	2013	2012		2013	2012
(In thousands)
GAAP Total Revenues	$142,971	$146,997	(2.7)	$168,442	$161,855	4.1
Adjustments:
Sales to mass channel customers	(38,081)	(43,082)		(43,430)	(44,182)
Total adjustments	(38,081)	(43,082)		(43,430)	(44,182)
Non-GAAP Total Revenues excluding sales to mass channel customers	$104,890	$103,915	0.9	$125,012	$117,673	6.2

	Three Months Ended December 31,		% Change	Nine Months Ended December 31,		% Change
	2013	2012		2013	2012
(In thousands)
GAAP Total Revenues	$146,212	$160,232	(8.7)	$457,625	$469,084	(2.4)
Adjustments:
Sales to mass channel customers	(36,627)	(44,678)		(118,138)	(131,942)
Total adjustments	(36,627)	(44,678)		(118,138)	(131,942)
Non-GAAP Total Revenues excluding sales to mass channel customers	$109,586	$115,554	(5.2)	$339,488	$337,142	0.7

Reconciliation of GAAP Total Revenues to Non-GAAP Adjusted Total Revenues and GAAP Gross Profit to Non-GAAP Adjusted Gross Margin:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
(In thousands)
GAAP Total Revenues	$146,212	$160,232	$457,625	$469,084
Adjustments: (1)
Additional sales costs associated with GSK	—	—	—	411
Total adjustments	—	—	—	411
Non-GAAP Adjusted Total Revenues	$146,212	$160,232	$457,625	$469,495

GAAP Gross Profit	$81,809	$84,997	$260,011	$259,146
Adjustments:
Additional sales costs associated with GSK	—	—	—	411
Inventory step-up charge associated with acquisitions	—	—	577	23
Care acquisition related inventory costs	—	—	407	—
Additional product testing costs associated with GSK	—	—	—	220
Additional supplier transaction costs associated with GSK	—	3,765	—	5,426
Total adjustments	—	3,765	984	6,080
Non-GAAP Adjusted Gross Margin	$81,809	$88,762	$260,995	$265,226
Non-GAAP Adjusted Gross Margin %	56.0%	55.4%	57.0%	56.5%
(1) Revenue adjustments relate to our OTC Healthcare segment

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
(In thousands)
GAAP Operating Income	$40,458	$46,722	$143,661	$141,711
Adjustments:
Additional sales costs associated with GSK (1)	—	—	—	411
Inventory step-up charge associated with acquisitions (1)	—	—	577	23
Care acquisition related inventory costs (1)	—	—	407	—
Additional product testing costs associated with GSK (1)	—	—	—	220
Additional supplier transition costs associated with GSK (1)	—	3,765	—	5,426
Legal and professional fees associated with acquisitions (2)	—	—	668	98
Unsolicited proposal costs (2)	—	—	—	534
Transition and integration costs associated with GSK (2)	—	—	—	5,811
Total adjustments	—	3,765	1,652	12,523
Non-GAAP Adjusted Operating Income	$40,458	$50,487	$145,313	$154,234
(1) Adjustments relate to our OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
(In thousands)
GAAP Net Income	$3,130	$12,257	$56,614	$46,156
Interest expense, net	21,260	26,661	53,604	66,169
Income tax provision	1,056	7,804	18,431	29,386
Depreciation and amortization	3,644	3,359	10,206	9,950
Non-GAAP EBITDA:	29,090	50,081	138,855	151,661
Adjustments:
Additional sales costs associated with GSK (1)	—	—	—	411
Inventory step-up charge associated with acquisitions (1)	—	—	577	23
Care acquisition related inventory costs (1)	—	—	407	—
Additional product testing costs associated with GSK (1)	—	—	—	220
Additional supplier transaction costs associated with GSK (1)	—	3,765	—	5,426
Legal and professional fees associated with acquisitions (2)	—	—	668	98
Unsolicited proposal costs (2)	—	—	—	534
Transition and integration costs associated with GSK(2)	—	—	—	5,811
Loss on extinguishment of debt	15,012	—	15,012	—
Total adjustments	15,012	3,765	16,664	12,523
Non-GAAP Adjusted EBITDA	$44,102	$53,846	$155,519	$164,184
(1) Adjustments relate to our OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended December 31,				Nine Months Ended December 31,
	2013	2013 Adjusted EPS	2012	2012 Adjusted EPS	2013	2013 Adjusted EPS		2012	2012 Adjusted EPS
(In thousands)
GAAP Net Income	$3,130	$0.06	$12,257	$0.24	$56,614	$1.08		$46,156	$0.90
Adjustments:
Additional sales costs associated with GSK (1)	—	—	—	—	—	—		411	0.01
Inventory step-up charge associated with acquisitions (1)	—	—	—	—	577	0.01		23	—
Care acquisition related inventory costs (1)	—	—	—	—	407	0.01		—	—
Additional product testing costs associated with GSK (1)	—	—	—	—	—	—		220	—
Additional supplier transition costs associated with GSK (1)	—	—	3,765	0.07	—	—		5,426	0.11
Legal and professional fees associated with acquisitions (2)	—	—	—	—	668	0.01	13,907	98	—
Unsolicited proposal costs (2)	—	—	—	—	—	—		534	0.01
Transition and integration costs associated with GSK (2)	—	—	—	—	—	—		5,811	0.11
Accelerated amortization of debt discount and debt issue costs	5,112	0.10	7,746	0.15	5,112	0.10		7,746	0.15
Loss on extinguishment of debt	15,012	0.29	—	—	15,012	0.29		—	—
Tax impact of adjustments	(7,285)	(0.14)	(4,513)	(0.09)	(7,641)	(0.15)		(7,920)	(0.15)
Impact of state tax adjustments	(380)	(0.01)	—	—	(9,465)	(0.18)		—	—
Total adjustments	12,459	0.24	6,998	0.13	4,670	0.09		12,349	0.24
Non-GAAP Adjusted Net Income and Adjusted EPS	$15,589	$0.30	$19,255	$0.37	$61,284	$1.17		$58,505	$1.14
(1) Adjustments relate to our OTC Healthcare segment
(2) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
(In thousands)
GAAP Net cash provided by operating activities	$25,262	$40,502	$80,860	$100,876
Premium payment on 2010 Senior Notes	12,768	—	12,768	—
Accelerated interest payments due to debt refinancing	3,513	—	3,513	—
Non-GAAP Operating Cash Flow	41,543	40,502	97,141	100,876
Additions to property and equipment for cash	(339)	(3,656)	(2,658)	(8,922)
Non-GAAP Free Cash Flow	$41,204	$36,846	$94,483	$91,954

Non-GAAP Free Cash Flow per Share	$0.78	$0.72	$1.81	$1.79

Reconciliation of GAAP Net Income and EPS to Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share:

	Three Months Ended December 31,				Nine Months Ended December 31,
	2013	2013 Free Cash Flow per Share	2012	2012 Free Cash Flow per Share	2013	2013 Free Cash Flow per Share	2012	2012 Free Cash Flow per Share
(In thousands)
GAAP Net Income	$3,130	$0.06	$12,257	$0.24	$56,614	$1.08	$46,156	$0.90
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	19,438	0.37	17,179	0.33	35,612	0.68	42,032	0.82
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	2,694	0.05	11,066	0.22	(11,366)	(0.22)	12,688	0.25
Total adjustments	22,132	0.42	28,245	0.55	24,246	0.46	54,720	1.07
GAAP Net cash provided by operating activities	25,262	0.48	40,502	0.79	80,860	1.54	100,876	1.97
Premium payment on 2010 Senior Notes	12,768	0.24	—	—	12,768	0.25	—	—
Accelerated interest payments due to debt refinancing	3,513	0.07	—	—	3,513	0.07	—	—
Non-GAAP Operating Cash Flow	41,543	0.79	40,502	0.79	97,141	1.86	100,876	1.97
Additions to property and equipment for cash	(339)	(0.01)	(3,656)	(0.07)	(2,658)	(0.05)	(8,922)	(0.18)
Non-GAAP Free Cash Flow	$41,204	$0.78	$36,846	$0.72	$94,483	$1.81	$91,954	$1.79